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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of Morgan Stanley Dean Witter & Co. of our reports dated January 11, 2002, included in this Annual Report on Form 10-K of Morgan Stanley Dean Witter & Co. for the fiscal year ended November 30, 2001:

Filed on Form S-3:
         Registration Statement No. 33-57202
         Registration Statement No. 33-60734
         Registration Statement No. 33-89748
         Registration Statement No. 33-92172
         Registration Statement No. 333-07947
         Registration Statement No. 333-22409
         Registration Statement No. 333-27881
         Registration Statement No. 333-27893
         Registration Statement No. 333-27919
         Registration Statement No. 333-46403
         Registration Statement No. 333-46935
         Registration Statement No. 333-76111
         Registration Statement No. 333-75289
         Registration Statement No. 333-34392
         Registration Statement No. 333-47576

Filed on Form S-4:
         Registration Statement No. 333-25003

Filed on Form S-8:
         Registration Statement No. 33-62374
         Registration Statement No. 33-63024
         Registration Statement No. 33-63026
         Registration Statement No. 33-78038
         Registration Statement No. 33-79516
         Registration Statement No. 33-82240
         Registration Statement No. 33-82242
         Registration Statement No. 33-82244
         Registration Statement No. 333-04212
         Registration Statement No. 333-28141
         Registration Statement No. 333-25003
         Registration Statement No. 333-28263
         Registration Statement No. 333-62869
         Registration Statement No. 333-78081
         Registration Statement No. 333-95303
         Registration Statement No. 333-55972

/s/ Deloitte & Touche LLP
New York, New York
February 11, 2002